EXHIBIT 10.1


                                [G&P LETTERHEAD]

January 24, 2005

RTG Ventures, Inc.
Attention: Linda Perry
c/o Barrington J. Fludgate
185 Madison Avenue, 10th Floor
New York, NY 10016

   RE:  MODIFIED RETAINER AGREEMENT


Dear Ms. Perry:

         Please accept this letter as confirmation that RTG Ventures, Inc. (the "Company"), has agreed to modify the retainer agreement dated August 3, 2004 (the "Retainer") between the Company and Gottbetter & Partners, LLP. ("G&P"), effective January 24, 2005. The modification, which we understand was approved by the Company's Board of Directors, is for the Company to pay part of its outstanding bill for legal services with shares of the Company's common stock, no par value.

         We understand that part of the outstanding bill will be satisfied by the issuance of 3,000,000 shares valued at $.01 per share or an aggregate of $30,000. The board of directors has approved the filing of a registration on Form S-8 for these 3,000,000 shares. The legal services for which these shares are being registered and subsequently issued to Adam S. Gottbetter, a partner in G&P, did not include any services in connection with the offer or sale of securities in a capital raising transaction, and did not directly or indirectly promote or maintain a market for the Company's securities.

         Please note that this letter may be filed as an exhibit to the Form S-8. In order to effectuate the modification of the Retainer, please sign this letter and return it to my office. If you have any questions, please call me.

Sincerely,

GOTTBETTER & PARTNERS, LLP

/s/ Gottbetter & Partners, LLP

ACCEPTED AND AGREED:

RTG VENTURES, INC.

By: /s/ Linda Perry
    -----------------------
Name:    Linda Perry
Title:   President